EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2022

GAITHERSBURG, Md., November 8, 2022—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the third quarter ended September 30, 2022.

“For more than 20 years, Emergent has been a dependable partner to customers, including the U.S. and allied governments, in helping prepare for public health threats through our products, services, and development programs,” said Robert G. Kramer, president and CEO. “As we continue to strengthen our operations, be guided by financial discipline, and evaluate opportunities for growth, we remain confident in our ability to deliver results for our patients, customers, and shareholders.”

FINANCIAL HIGHLIGHTS (1)

($ in millions, except per share amounts)	Q3 2022	Q3 2021	% Change
Total Revenues	$240.0	$329.0	(27)%
Net Loss	$(75.7)	$(32.7)	*
Net Loss per Diluted Share	$(1.52)	$(0.61)	*
Adjusted Net Loss (2)	$(63.2)	$(19.3)	*
Adjusted Net Loss (2) per Diluted Share	$(1.27)	$(0.36)	*
Adjusted EBITDA (2)	$(15.2)	$(3.3)	*
Gross Margin %	33%	30%	300 bps
Adjusted Gross Margin % (2)	34%	31%	300 bps
* % change is greater than +/- 100%

($ in millions, except per share amounts)	YTD 2022	YTD 2021	% Change
Total Revenues	$790.2	$1,069.5	(26)%
Net Income (Loss)	$(135.8)	$41.6	*
Net Income (Loss) per Diluted Share	$(2.71)	$0.77	*
Adjusted Net Income (Loss) (2)	$(96.9)	$82.3	*
Adjusted Net Income (Loss) (2) per Diluted Share	$(1.93)	$1.52	*
Adjusted EBITDA (2)	$(8.0)	$169.7	*
Gross Margin %	37%	46%	(900) bps
Adjusted Gross Margin % (2)	38%	46%	(800) bps
* % change is greater than +/- 100%

SELECT Q3 2022 AND OTHER RECENT BUSINESS UPDATES

•Completed the acquisition from Chimerix of its worldwide rights to TEMBEXA(R) (brincidofovir), the first U.S. Food and Drug Administration (FDA) approved smallpox oral antiviral for all ages, following the award by the Biomedical Advanced Research and Development Authority (BARDA) of a 10-year procurement contract valued at up to $680 million to deliver 1.7 million doses of TEMBEXA to the U.S. government.
•Initiated a Phase 1 study to evaluate the safety and immunogenicity of EBS-LASV, a recombinant VSV-vectored Lassa virus vaccine candidate being developed for prevention of disease caused by Lassa virus infection.
•Completed enrollment of participants in the pivotal Phase 3 study evaluating safety and immunogenicity of the Company's single-dose CHIKV VLP vaccine candidate in adults aged 12 to 64; recruitment continues for the second Phase 3 study focused on adults 65 and older.
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•Announced data from a Phase 2 study evaluating the CHIKV VLP vaccine candidate in prior recipients of other investigational alphavirus vaccines. The study demonstrated that CHIKV VLP was well-tolerated and immunogenic in both alphavirus vaccine-naïve participants and participants previously vaccinated against the Venezuelan equine encephalitis virus.
•Published in early October the 2021 ESG Report (available at https://www.emergentbiosolutions.com/impact/environmental-social-governance/).

Q3 2022 FINANCIAL PERFORMANCE (1)
Revenues

($ in millions)	Q3 2022	Q3 2021	% Change
Product sales, net (3):
•Anthrax vaccines	$24.2	$15.6	55%
•Nasal naloxone products	87.9	133.3	(34)%
•ACAM2000®	49.0	80.7	(39)%
•Other (4)	25.1	40.9	(39)%
Total product sales, net	$186.2	$270.5	(31)%
Contract development and manufacturing (CDMO):
•Services	$36.2	$112.6	(68)%
•Leases	0.2	(71.0)	(100)%
Total CDMO	36.4	41.6	(13)%
Contracts and grants	17.4	16.9	3%
Total revenues	$240.0	$329.0	(27)%
* % change is greater than +/- 100%
Product Sales, net
Anthrax vaccines
For Q3 2022, revenues from Anthrax vaccines increased $8.6 million as compared to Q3 2021. The increase is largely driven by timing of deliveries to the U.S. government (USG), specifically the Strategic National Stockpile (SNS). The Company received an AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) contract modification in September 2021 valued at approximately $399.0 million to deliver additional AV7909 doses through March 2023.
Nasal naloxone products
For Q3 2022, revenues from nasal naloxone products decreased $45.4 million as compared to Q3 2021. The decrease was driven by a reduction in commercial retail sales following the launch of a generic in December 2021. This decrease was partially offset by strong growth in unit sales of branded NARCAN®(naloxone HCl) Nasal Spray to public interest customers in the U.S., as well as from sales of the authorized generic product licensed to Sandoz, which launched in December 2021.
ACAM2000
For Q3 2022, revenues from ACAM2000 decreased $31.7 million as compared to Q3 2021. The decrease was due to a lower number of doses sold to the USG, partially offset by an increased number of doses sold to non-U.S. customers at a higher price per dose.
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Other (4)
For Q3 2022, revenues from other product sales decreased $15.8 million as compared to Q3 2021. The decrease was primarily due to sales of two of the Company's Government/Medical Countermeasure (MCM) products: i) VIGIV [Vaccinia Immune Globulin Intravenous (Human)], driven by timing of deliveries to the SNS; and ii) BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)], driven by timing of deliveries to international customers, partially offset by an increase in sales of Anthrasil® [Anthrax Immune Globulin Intravenous (human)], RSDL® (Reactive Skin Decontamination Lotion Kit) and Vivotif® (Typhoid Vaccine Live Oral Ty21a).
Contract Development and Manufacturing (CDMO)
CDMO Services
For Q3 2022, revenues from CDMO services decreased $76.4 million as compared to Q3 2021. This decrease is largely due to lower combined revenues of $59.1 million from AstraZeneca and Janssen reflecting the impact of reduced production activities at the Bayview facility as a result of a cessation of manufacturing activities under the AstraZeneca contract which occurred in 2021, and a pause and eventual cessation of manufacturing activities under the Janssen contract which began in Q1 2022. The decrease also reflects reduced production at the Camden facility in the quarter driven by additional investments in strengthening quality and compliance that restricted the Company’s ability to optimally utilize the existing capacity at the site. These declines in revenues were partially offset by an increase in services revenues earned at the Company's Winnipeg facility.
CDMO Leases
For Q3 2022, revenues from CDMO leases increased $71.2 million as compared to Q3 2021. The increase was primarily due to the reversal of $86.0 million of revenue in Q3 2021 related to the Company's public-private COVID-19 development partnership with BARDA in November 2021, partially offset by a $15.1 million decrease in lease revenues related to the Janssen contract.
Contracts and Grants
For Q3 2022, revenues from contracts and grants were consistent with Q3 2021.
Operating Expenses

($ in millions)	Q3 2022	Q3 2021	% Change
Cost of product sales	$85.5	$103.2	(17)%
Cost of CDMO	63.1	114.3	(45)%
Research and development	39.2	49.6	(21)%
Selling, general and administrative	80.2	82.1	(2)%
Amortization of intangible assets	14.0	14.5	(3)%
Total operating expenses	$282.0	$363.7	(22)%
Cost of Product Sales
For Q3 2022, cost of product sales decreased $17.7 million as compared to Q3 2021. The decrease is primarily due to a change in volume of product sales.
Cost of CDMO
For Q3 2022, cost of CDMO decreased $51.2 million as compared to Q3 2021. The decrease is primarily due to reduced production activities across our CDMO network in Q3 2022 compared to Q3 2021 resulting in decreased raw materials consumption. These decreases were partially offset by increased costs at the Company's Camden facility due to additional investments in quality enhancement and improvement initiatives.
Research and Development
For Q3 2022, research and development expenses decreased $10.4 million as compared to Q3 2021. The decrease is primarily due to a decline in costs for the Company's COVID-19 therapeutic and other product candidates.
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Selling, General and Administrative
For Q3 2022, selling, general and administrative expenses decreased $1.9 million due to reduced professional services and marketing costs partially offset by higher travel costs.
Additional Financial Information
Segment Information
During Q1 2022, the Company began assessing its operating performance by focusing on two reportable segments: 1) a products segment (Products) consisting of the MCM and Commercial products business lines; and 2) a services segment (Services) consisting of the CDMO business line. The Company evaluates the performance of these reportable segments based on revenue and adjusted gross margin. Segment revenue includes external customer sales but does not include inter-segment services. The Company does not allocate contracts and grants, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.

($ in millions)	Products			Services
	Three Months Ended September 30,			Three Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Revenues	$186.2	$270.5	(31)%	$36.4	$41.6	(13)%

Cost of sales	85.5	103.2	(17)%	63.1	114.3	(45)%
Less: Changes in fair value of contingent consideration	0.6	0.9	(33)%	—	—	—%
Adjusted cost of sales	$84.9	$102.3	(17)%	$63.1	$114.3	(45)%

Gross margin **	$100.7	$167.3	(40)%	$(26.7)	$(72.7)	63%
Gross margin % **	54%	62%	(800) bps	NM	NM

Adjusted gross margin ***	$101.3	$168.2	(40)%	$(26.7)	$(72.7)	63%
Adjusted gross margin % ***	54%	62%	(800) bps	NM	NM
* % change is greater than +/- 100%
** Gross margin is calculated as Revenues less cost of sales. Gross margin % is calculated as gross margin divided by Revenues.
*** Adjusted gross margin is a non-GAAP metric that is calculated as Revenues less Adjusted cost of sales. Adjusted gross margin % is a non-GAAP metric that is calculated as Adjusted gross margin divided by Revenues.
NM - Not Meaningful
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($ in millions)	Products			Services
	Nine Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Revenues	$660.5	$589.6	12%	$95.4	$416.3	(77)%

Cost of sales	256.8	237.0	8%	217.5	307.6	(29)%
Less: Changes in fair value of contingent consideration	2.4	2.6	(8)%	—	—	—%
Adjusted cost of sales	$254.4	$234.4	9%	$217.5	$307.6	(29)%

Gross margin **	$403.7	$352.6	14%	$(122.1)	$108.7	*
Gross margin % **	61%	60%	100 bps	NM	26%

Adjusted gross margin ***	$406.1	$355.2	14%	$(122.1)	$108.7	*
Adjusted gross margin % ***	61%	60%	100 bps	NM	26%
* % change is greater than +/- 100%
** Gross margin is calculated as Revenues less cost of sales. Gross margin % is calculated as gross margin divided by Revenues.
*** Adjusted gross margin is a non-GAAP metric that is calculated as Revenues less Adjusted cost of sales. Adjusted gross margin % is a non-GAAP metric that is calculated as Adjusted gross margin divided by Revenues.
NM - Not Meaningful
For the three months ended September 30, 2022, Product gross margin and Product adjusted gross margin decreased $66.6 million and $66.9 million, respectively, as compared to the three months ended September 30, 2021. The decreases in Product gross margin and Product adjusted gross margin are primarily due to decreased volumes and changes in mix.
For the nine months ended September 30, 2022, Product gross margin and Product adjusted gross margin increased $51.1 million and $50.9 million, respectively as compared to the nine months ended September 30, 2021. The increases in Product gross margin and Product adjusted gross margin are primarily due to a favorable mix weighted more heavily to higher margin products.
For the three months ended September 30, 2022, Services gross margin and Services adjusted gross margin each increased $46.0 million, as compared to the three months ended September 30, 2021. The increases in Services gross margin and Services adjusted gross margin are primarily due to the impact of the Q3-21 lease revenue reversal for $86.0 million, as a result of the completion of the Company's arrangement with BARDA in November 2021, partially offset by the cessation of manufacturing activities related to the AstraZeneca and Janssen contracts and a decrease in margins at the Camden facility due to additional investments in quality enhancement and improvement initiatives.
For the nine months ended September 30, 2022, Services gross margin and Services adjusted gross margin each decreased $230.8 million as compared to the nine months ended September 30, 2021. The decreases in 2022 are primarily due to the decline in revenue at the Bayview facility as a result of the completion of the Company's arrangement with BARDA, the cessation of manufacturing activities related to the AstraZeneca and Janssen contracts, and the decrease in margins at the Camden facility due to additional investments in quality enhancement and improvement initiatives, including an increase in professional services costs.
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Capital Expenditures

($ in millions)	Q3 2022	Q3 2021	% Change
Gross capital expenditures	$27.9	$55.2	(49)%
Less: capital expenditures reimbursed	—	5.7	(100)%
Net capital expenditures	$27.9	$49.5	(44)%
Gross capital expenditures as a % of total revenues	12%	17%	(500) bps
Net capital expenditures as a % of total revenues	12%	15%	(300) bps
* % change is greater than +/- 100%
For Q3 2022, capital expenditures decreased largely due to less spending associated with the expansion project at the Company's Rockville facility, which has progressed to a less capital intensive phase. The Company anticipates completing this expansion project by year end 2022.
2022 FINANCIAL FORECAST(1)
The Company has updated its full year 2022 financial forecast to reflect management's expectations based on the most current information available.
The following key assumptions are incorporated into the revised forecast.
•Anthrax Vaccines: Reflects anticipated deliveries of AV7909 and BioThrax® (Anthrax Vaccine Adsorbed) and the impact of the FDA Warning Letter on certain batches filled/finished at the Camden site.
•ACAM2000: Reflects the removal of revenues associated with the next option exercise under the existing 10-year BARDA procurement contract, as the timing is now uncertain.
•TEMBEXA: Reflects the initial revenues related to deliveries under the existing 10-year HHS procurement contract and following the September 2022 acquisition from Chimerix of its worldwide rights to this product.
•Nasal Naloxone Products: Primarily reflects continued strong demand in the public interest (PIP) channel in the U.S. as well as continuing demand in Canada.
•CDMO: Reflects the continued rebaselining of the services business overall and, specifically, the impact of reduced production output from the Camden facility following the FDA's issuance of a Warning Letter for this site earlier in 2022.
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The updated full year 2022 financial forecast is as follows:

METRIC ($ in millions)	Action	Updated Range (as of 11/8/22)	Previous Range (as of 8/1/22)
Anthrax Vaccines	REVISED	$260-$275	$280-$300
ACAM2000	REVISED	$63-$63	$225-$250
TEMBEXA	ADDED	$110-$115	N/A
Nasal Naloxone Products	REVISED	$350-$365	$300-$340
Other Products(4) + C&G	REVISED	$167-$172	$235-$240
CDMO Revenues	REVISED	$100-$110	$105-$125
Total Revenues	REVISED	$1,050-$1,100	$1,150-$1,250
Adjusted Net Income (Loss)(2)	REVISED	$(100)-$(70)	$(15)-$10
Adjusted EBITDA(2)	REVISED	$0-$30	$80-$120
Gross Margin	REVISED	33%-34%	41%-45%
Adjusted Gross Margin (2),(6)	ADDED	39%-41%	N/A
N/A - Not Applicable
FOOTNOTES
(1) All financial information incorporated within this release is unaudited.
(2) See "Reconciliation of Non-GAAP Measures and the reconciliation tables for reconciliations of these non-GAAP metrics to the most closely related GAAP metrics.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with U.S. generally accepted accounting principles.
(4) Other can include a combination of sales of any of the following products: BAT, VIGIV, Anthrasil, raxibacumab, RSDL, Trobigard, Vivotif, and Vaxchora.
(5) Other income (expense), net item adjustments to reconcile Net Income (Loss) to Adjusted EBITDA are related to the expense of the release of an indemnified uncertain tax position, which was recorded to other income (expense), net during the three and nine months ended September 30, 2022.
(6) Includes the reversal of the impact of a $58 million inventory step up related to the TEMBEXA asset acquisition which closed during Q3 2022.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, November 8, 2022, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:

Advanced registration is required to participate by phone.
Visit https://register.vevent.com/register/BIa05213ecbb2b4a4d9e16b9f2ff36a6e2 to register and receive an email with the dial-in number, passcode and registrant ID.

Live Webcast Information: Visit https://edge.media-server.com/mmc/p/guiij5aj for the webcast.
A replay of the call can be accessed from the Investors page of the Company's website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and enhance life. For over 20 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we plan to protect or enhance 1 billion lives by 2030, visit our website and follow us on LinkedIn, Twitter, and Instagram.
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RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Shares, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted Gross Margin, Adjusted Gross Margin %, Adjusted Revenues and Net Research and Development Expenses) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed, such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)," "Reconciliation of Net Income (Loss) to Adjusted EBITDA," "Reconciliation of Total Revenues to Adjusted Revenues and Gross Margin and Adjusted Gross Margin" and "Reconciliation of Net Research and Development Expenses" included at the end of this release.
The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or our business strategy, future operations, future financial position, future revenues and earnings, projected costs, prospects, plans and objectives of management and the ongoing impact of the COVID-19 pandemic, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” should,” “will,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. You should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. You are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law and the rules of the Securities and exchange Commission (the “SEC”), we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of U.S. Government (“USG”) funding for contracts related to procurement of our medical countermeasures, including AV7909 (Anthrax Vaccine Adsorbed (AVA), Adjuvanted), BioThrax® (Anthrax Vaccine Adsorbed) and ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live), among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to quality and compliance in all of our manufacturing operations; the impact of the generic marketplace on NARCAN® (naloxone HCI) Nasal Spray and future NARCAN sales; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; our ability to provide CDMO services for the development and/or manufacture of product and/or product candidates of our customers at required levels and on required timelines; our ability to obtain and maintain regulatory approvals for our product candidates and the timing of any such approvals; the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to negotiate additional USG procurement or follow-on contracts for our Public Health Threat products that have expired or will be expiring; our ability to negotiate new CDMO contracts and the negotiation of further commitments related to the collaboration and deployment of capacity toward future commercial manufacturing under our existing CDMO contracts; our ability to collect reimbursement for
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raw materials and payment of services fees from Janssen Pharmaceuticals, Inc. or other CDMO customers; the outcomes associated with pending shareholder litigation and government investigations; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and our 3.875% Senior Unsecured Notes due 2028; the procurement of products by USG entities under regulatory exemptions prior to approval by the U.S. Food and Drug Administration and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country; the extent of any ongoing impact of the COVID-19 pandemic on our supply chains and potential future impact thereof on our markets, operations and employees as well as those of our customers and suppliers; the impact on our revenues from and duration of declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria, contribute to our overall business strategy, and align with our underlying assumptions that formed the basis of acquisition; our ability to commercialize, market and manufacture new product candidates successfully; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. When evaluating our forward-looking statements, you should consider this cautionary statement along with the risks identified in our reports filed with the SEC. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917	Media Contact Matt Hartwig Senior Director, Media Relations mediarelations@ebsi.com
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Emergent BioSolutions Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$240.9	$576.1
Restricted cash	0.1	0.2
Accounts receivable, net	191.3	274.7
Inventories, net	546.3	350.8
Prepaid expenses and other current assets	139.9	70.3
Total current assets	1,118.5	1,272.1

Property, plant and equipment, net	806.7	800.1
Intangible assets, net	722.7	604.6
Goodwill	224.9	224.9
Other assets	35.7	57.3
Total assets	$2,908.5	$2,959.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$103.8	$128.9
Accrued expenses	35.9	51.7
Accrued compensation	82.5	88.7
Debt, current portion	21.2	31.6
Other current liabilities	25.0	72.9
Total current liabilities	268.4	373.8

Debt, net of current portion	1,032.1	809.4
Deferred tax liability	113.8	94.9
Other liabilities	44.9	61.9
Total liabilities	$1,459.2	$1,340.0

Stockholders' equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 55.5 and 55.1 shares issued; 49.9 and 51.3 shares outstanding, respectively	0.1	0.1
Treasury stock, at cost, 5.6 and 3.8 common shares, respectively	(227.7)	(152.2)
Additional paid-in capital	860.1	829.4
Accumulated other comprehensive loss, net	(5.2)	(16.1)
Retained earnings	822.0	957.8
Total stockholders' equity	1,449.3	1,619.0
Total liabilities and stockholders' equity	$2,908.5	$2,959.0
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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues:
Product sales, net	$186.2	$270.5	$660.5	$589.6
CDMO:
Services	36.2	112.6	90.7	283.7
Leases	0.2	(71.0)	4.7	132.6
Total CDMO	36.4	41.6	95.4	416.3
Contracts and grants	17.4	16.9	34.3	63.6
Total revenues	240.0	329.0	790.2	1,069.5

Operating expenses:
Cost of product sales	85.5	103.2	256.8	237.0
Cost of CDMO	63.1	114.3	217.5	307.6
Research and development	39.2	49.6	135.4	151.0
Selling, general and administrative	80.2	82.1	246.1	254.2
Amortization of intangible assets	14.0	14.5	42.0	44.5
Total operating expenses	282.0	363.7	897.8	994.3

Income (loss) from operations	(42.0)	(34.7)	(107.6)	75.2

Other income (expense):
Interest expense	(8.5)	(8.4)	(24.5)	(25.5)
Other, net	(13.4)	(2.4)	(18.4)	(2.8)
Total other income (expense), net	(21.9)	(10.8)	(42.9)	(28.3)

Income (loss) before income taxes	(63.9)	(45.5)	(150.5)	46.9
Income tax benefit (provision)	(11.8)	12.8	14.7	(5.3)
Net income (loss)	$(75.7)	$(32.7)	$(135.8)	$41.6

Net income (loss) per common share*
Basic	$(1.52)	$(0.61)	$(2.71)	$0.78
Diluted	$(1.52)	$(0.61)	$(2.71)	$0.77

Shares used in computing net loss per common share
Basic	49.9	53.7	50.2	53.6
Diluted	49.9	53.7	50.2	54.3

* Any differences in the calculation of net income (loss) per common share is due to rounding.

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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine Months Ended September 30,
	2022	2021
Cash flows used in operating activities:
Net income (loss)	$(135.8)	$41.6
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Share-based compensation expense	33.4	32.3
Depreciation and amortization	107.7	94.6
Adjustment for prior period lease receivables	—	86.1
Change in fair value of contingent consideration, net	2.4	2.6
Amortization of deferred financing costs	3.1	3.1
Deferred income taxes	23.0	0.6
Other	13.0	5.1
Changes in operating assets and liabilities:
Accounts receivable	76.2	(114.7)
Inventories	(112.2)	(58.0)
Prepaid expenses and other assets	(29.2)	(54.8)
Accounts payable	(9.0)	3.5
Accrued expenses and other liabilities	(98.0)	(19.3)
Accrued compensation	(5.7)	(11.1)
Contract liabilities	4.2	(19.5)
Net cash used in operating activities:	(126.9)	(7.9)
Cash flows used in investing activities:
Purchases of property, plant and equipment	(92.2)	(178.3)
Asset acquisitions	(243.7)	—
Net cash used in investing activities:	(335.9)	(178.3)
Cash flows provided by (used in) financing activities:
Proceeds from revolving credit facility	238.0	—
Purchases of treasury stock	(81.9)	—
Principal payments on term loan facility	(25.3)	(16.9)
Principal payments on convertible senior notes	—	(10.6)
Proceeds from share-based compensation activity	3.0	12.5
Taxes paid for share-based compensation activity	(5.7)	(13.5)
Contingent consideration payments	—	(2.5)
Net cash provided by (used in) financing activities:	128.1	(31.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.6)	(0.3)
Net change in cash, cash equivalents and restricted cash	(335.3)	(217.5)
Cash, cash equivalents and restricted cash at beginning of period	576.3	621.5
Cash, cash equivalents and restricted cash at end of period	$241.0	$404.0

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Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) (1)

($ in millions, except per share value)	Three Months Ended September 30,
	2022	2021	Source
Net loss	$(75.7)	$(32.7)
Adjustments:
Non-cash amortization charges	15.1	15.4	Intangible Asset Amortization, Other Income
Changes in fair value of contingent consideration	0.6	0.9	Product COGS
Acquisition-related costs (transaction & integration)	(0.1)	0.4	SG&A
Tax effect	(3.1)	(3.3)
Total adjustments:	$12.5	$13.4
Adjusted net loss	$(63.2)	$(19.3)
Adjusted net loss per diluted share	$(1.27)	$(0.36)

($ in millions, except per share value)	Nine Months Ended September 30,
	2022	2021	Source
Net income (loss)	$(135.8)	$41.6
Adjustments:
Non-cash amortization charges	45.1	47.5	Intangible Asset Amortization, Other Income
Changes in fair value of contingent consideration	2.4	2.6	Product COGS
Acquisition-related costs (transaction & integration)	1.1	0.7	SG&A
Tax effect	(9.7)	(10.1)
Total adjustments	$38.9	$40.7
Adjusted net income (loss)	$(96.9)	$82.3
Adjusted net income (loss) per diluted share	$(1.93)	$1.52

($ in millions)	Revised 2022 Full Year Forecast	Source
Net loss	$(217) - $(189)
Adjustments:
Non-cash amortization charges	63	Intangible Asset Amortization, Other Income
Changes in fair value of contingent consideration	3	COGS
Acquisition-related costs (transaction & integration)	2	SG&A
Inventory step up	58	COGS
Tax effect	(9) - (7)
Total adjustments:	$117 - $119
Adjusted net loss	$(100) - $(70)
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Reconciliation of Net Income (Loss) to Adjusted EBITDA (1)

($ in millions)	Three Months Ended September 30,
	2022	2021
Net loss	$(75.7)	$(32.7)
Adjustments:
Depreciation & amortization	32.3	32.6
Income taxes	11.8	(12.8)
Total interest expense, net	7.9	8.3
Changes in fair value of contingent consideration	0.6	0.9
Acquisition-related costs (transaction & integration)	(0.1)	0.4
Other income (expense), net item (5)	8.0	—
Total adjustments	$60.5	$29.4
Adjusted EBITDA	$(15.2)	$(3.3)

($ in millions)	Nine Months Ended September 30,
	2022	2021
Net income (loss)	$(135.8)	$41.6
Adjustments:
Depreciation & amortization	107.7	94.5
Income taxes	(14.7)	5.3
Total interest expense, net	23.3	25.0
Changes in fair value of contingent consideration	2.4	2.6
Acquisition-related costs (transaction & integration)	1.1	0.7
Other income (expense), net item (5)	8.0	—
Total adjustments	$127.8	$128.1
Adjusted EBITDA	$(8.0)	$169.7

($ in millions)	Revised 2022 Full Year Forecast
Net loss	$(217) - $(189)
Adjustments:
Depreciation & amortization	143
Income taxes	(29) - (27)
Total interest expense, net	32
Changes in fair value of contingent consideration	3
Inventory step up	58
Other income (expense), net item (5)	8
Acquisition-related costs (transaction & integration)	2
Total adjustments	$217 - $219
Adjusted EBITDA	$0 - $(30)
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Reconciliation of Total Revenues to Adjusted Revenues and Gross Margin and Adjusted Gross Margin (1)

($ in millions)	Three Months Ended September 30,
	2022	2021
Total revenues	$240.0	$329.0
Contracts and grants revenues	(17.4)	(16.9)
Adjusted revenues	$222.6	$312.1

Cost of product sales	85.5	103.2
Cost of CDMO	63.1	114.3
Cost of product sales and cost of contract development and manufacturing services ("COGS")	148.6	217.5
Less: Changes in fair value of contingent consideration	0.6	0.9
Adjusted COGS	$148.0	$216.6

Gross margin (adjusted revenues minus COGS)	$74.0	$94.6
Gross margin % (gross margin divided by adjusted revenues)	33%	30%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$74.6	$95.5
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	34%	31%

	Nine Months Ended September 30,
($ in millions)	2022	2021
Total revenues	$790.2	$1,069.5
Contract and grants revenues	(34.3)	(63.6)
Adjusted revenues	755.9	1,005.9

Cost of product sales	256.8	237.0
Cost of contract development and manufacturing	217.5	307.6
Cost of product sales and cost of contract development and manufacturing services ("COGS")	474.3	544.6
Less: Changes in fair value of contingent consideration	2.4	2.6
Adjusted COGS	$471.9	$542.0

Gross margin (adjusted revenues minus COGS)	$281.6	$461.3
Gross margin % (gross margin divided by adjusted revenues)	37%	46%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$284.0	$463.9
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	38%	46%
15 of 16

Reconciliation of Research and Development Expenses and Net Research and Development Expenses (1)

($ in millions)	Three Months Ended September 30,
	2022	2021
Research and development expenses	$39.2	$49.6
Adjustments:
Contracts and grants revenue	(17.4)	(16.9)
Net research and development expenses	$21.8	$32.7
Adjusted revenue (Total revenues less contracts and grants revenue)	$222.6	$312.1
Net R&D as % of adjusted revenue (Net R&D margin)	10%	10%

($ in millions)	Nine Months Ended September 30,
	2022	2021
Research and development expenses	$135.4	$151.0
Adjustments:
Contracts and grants revenue	(34.3)	(63.6)
Net research and development expenses	$101.1	$87.4
Adjusted revenue (Total revenues less contracts and grants revenue)	$755.9	$1,005.9
Net R&D as % of adjusted revenue (Net R&D margin)	13%	9%
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